Real Estate Sales Contract

This contract to buy and sell real property is between Seller and Buyer as identified below and is effective on the date (“Effective Date”) of the last of the signatures by Seller and Buyer as parties to this contract and by Title Company to acknowledge receipt of documentation from Seller, Buyer and Lender.

Seller:

Charles Trios, Trustee

Address: 300 Trois Lane, Fredericksburg, TX 78624

Phone: (830) 285-3415

Type of entity: Trustee for Wynthrop Barrington, Inc.

Buyer:

360 Global Wine Company

Address: One Kirkland Ranch Road, Napa, California

Phone: (203) 801-9684 (Mr. Jake Shapiro, CEO)

Type of entity: Corporation

Transaction Attorney:	Wayne Gronquist

Address:

1104 Nueces Street, Austin, Texas  78701

Phone:

512-478-7463

Fax:

512-478-1790

Property:

STATE OF TEXAS, COUNTY OF BURNET: 136.58 acres of land out of the Arthur Luckey Survey No. 23, Abstract No. 530, and being a portion of that certain called 136.50 acres in a deed to Capital Marble and Granite Company, Inc. recorded in volume 284, page 503 of the Burnet County Deed Records, and described herein as Tract I of 10.19 acres, Tract II of 58.31 acres and Tract III of 68.08 of 68.08 acres. Survey bearing is the Texas Lambert Grid, Central Zone, NAD 83 and more fully described in Exhibit A (“Land”), together with improvements to the Land (“Improvements”), the leases associated with the Land and Improvements (“Leases”), and Real and Personal property, including ownership of all Granite deposited throughout the Property as described in Exhibit

A (“Personal Property”).

Title Company:

First American Title

Address:

3811 Bee Caves Road, Austin, Texas, 78746

Phone:

512-328-9655

Fax:

512-328-951

Purchase Price and Consideration:

Cash portion:	$2,500,000.00

Additional Payment:

$10,000,000.00 in a Convertible Note issued by the Buyer to  Wynthrop Barrington, Inc. in consideration for this transaction and other good and valuable services previously rendered, the sufficiency of which is hereby acknowledged and accepted.

Services:

Seller agrees, as partial consideration for this sale, to serve as Trustee for the Buyer.  Specifically, Seller and Trustee Charles Trios, agree to hold the Property in trust for the benefit of the Buyer and to transfer title to the Property as directed by the Buyer at close.

Total purchase price:	$12,500,000.00

Earnest Money:	Due to the mutual promises and covenants contained herein, Seller waives any Earnest Money requirement.

Surveyor:  Willis-Sherman Associates, Inc., 310 Main, Marble falls, Texas 78654, (830) 693-3566, Fax (830) 683-5362

Survey Category:  Land Survey

Buyer’s Liquidated Damages: None

Seller’s Additional Liquidated Damages: None

County for Performance: Burnet County, Texas

A.

Deadlines and Other Dates

All deadlines in this contract expire at 5:00 P.M. local time where the Property is located. If a deadline falls on a Saturday, Sunday, or national holiday, the deadline will be extended to the next day that is not a Saturday, Sunday, or national holiday. A national holiday is a holiday designated by the federal government. Time is of the essence.

1.

All available documentation will be delivered to Title Company by Friday, June 24, 2005

2.

Closing Date: Monday, June 27, 2005 or within 24 hours thereafter

3.

Closing Time: TBA by Title Company

B.

Closing Documents

1.

At closing, Seller will deliver the following items:

General Warranty Deed

Bill of Sale and Assignment

IRS Nonforeign Person Affidavit

Evidence of Seller’s authority to close this transaction

Any notices, statements, or certificates as specified in Exhibit D

2.

At closing, Buyer will deliver the following items:

Evidence of Buyer’s authority to consummate this transaction

$2,500,000 cash portion required via wire transfer from Buyer’s lender

Convertible Note to Wynthrop Barrington, Inc.

Deceptive Trade Practices Act waiver

The documents listed in this section B are collectively known as the “Closing Documents.” Unless otherwise agreed by the parties before closing, the deed will be prepared using the printed forms contained in appendix A of the current edition of the Texas Real Estate

Forms Manual (State Bar of Texas).

C.

Exhibits

The following are attached to and are a part of this contract if applicable:

Exhibit A—Description of the Land and Personal Property

Exhibit B—Representations; Environmental Matters

Exhibit C—Seller’s Records

Exhibit D—Notices, Statements, and Certificates

D.

Purchase and Sale of Property

Seller agrees to sell and convey the Property to Buyer, and Buyer agrees to buy and pay Seller for the Property. The promises by Buyer and Seller stated in this contract are the consideration for the formation of this contract.

E.

Title and Survey

1.

Review of Title. The following statutory notice is provided to Buyer on behalf of the real estate licensees, if any, involved in this transaction: Buyer is advised that it should either have the abstract covering the Property examined by an attorney of Buyer’s own selection or be furnished with or obtain a policy of title insurance.

2.

Title Commitment; Title Policy. “Title Commitment” means a Commitment for Issuance of an Owner Policy of Title Insurance by Title Company, as agent for Underwriter, stating the condition of title to the Land. The “effective date” stated in the Title Commitment must be after the Effective Date of this contract. “Title Policy” means an Owner Policy of Title Insurance issued by Title Company, as agent for Underwriter, in conformity with the last Title Commitment delivered to and approved by Buyer.

3.

Survey. “Survey” means an on-the-ground, staked plat of survey and metes-and-bounds description of the Land, prepared by Surveyor or another surveyor satisfactory to Title Company, dated after the Effective Date, and certified to comply with the current standards and specifications as published by the Texas Society of Professional Surveyors for the Survey Category.

4.

UCC Search. “UCC Search” means reports prepared by a nongovernmental or other acceptable provider, stating the instruments that are on file in the Texas secretary of state’s

UCC records, the UCC records in the jurisdiction in which Seller is located, and the UCC records of the county in which the Property is located, showing as debtor Seller and all other owners of the Personal Property during the five years before the Effective Date of this contract. The report of the Texas secretary of state’s UCC records will be prepared by the Texas secretary of state, the report of the UCC records in the jurisdiction in which Seller is located will be prepared by a nongovernmental provider, and the report of the county UCC records will be prepared by a nongovernmental provider.

5.

Delivery of Title Commitment, Survey, UCC Search, and Legible Copies. Seller must deliver the Title Commitment to Buyer by the deadline stated in section A.2.; the Survey by the deadline stated in section A.3.; the UCC Search by the deadline stated in section A.4.; and legible copies of the instruments referenced in the Title Commitment, Survey, and UCC Search by the deadline stated in section A.5.

6.

Title Objections. Buyer has until the deadline stated in section A.6. (“Title Objection Deadline”) to review the Survey, Title Commitment, UCC Search, and legible copies of the title instruments referenced in them and notify Seller of Buyer’s objections to any of them (“Title Objections”). Buyer will be deemed to have approved all matters reflected by the Survey, Title Commitment, and UCC Search to which Buyer has made no Title Objection by the Title Objection Deadline. The matters that Buyer either approves or is deemed to have approved are “Permitted Exceptions.” If Buyer notifies Seller of any Title Objections, Seller has five days from receipt of Buyer’s notice to notify Buyer whether Seller agrees to cure the Title Objections before closing (“Cure Notice”). If Seller does not timely give its Cure Notice or timely gives its Cure Notice but does not agree to cure all the Title Objections before closing, Buyer may, within five days after the deadline for the giving of Seller’s Cure Notice, notify Seller that either this contract is terminated or Buyer will proceed to close, subject to Seller’s obligations to resolve the items listed in Schedule C of the Title Commitment, remove the liquidated liens, remove all exceptions that arise by, through, or under Seller after the Effective Date, and cure only the Title Objections that Seller has agreed to cure in the Cure Notice. At or before closing, Seller must resolve the items that are listed on Schedule C of the Title Commitment, remove all liquidated liens, remove all exceptions that arise by, through, or under Seller after the Effective Date of this contract, and cure the Title Objections that Seller has agreed to cure.

F.

Representations

The parties’ representations stated in Exhibit B are true and correct as of the Effective Date and must be true and correct on the Closing Date.

G.

Condition of the Property until Closing; Cooperation; No Recording of Contract

1.

Maintenance and Operation. Until closing, Seller will (a) maintain the Property as it existed on the Effective Date, except for reasonable wear and tear and casualty damage; (b) operate the Property in the same manner as it was operated on the Effective Date; (c) comply with all contracts and governmental regulations affecting the Property; (d) not transfer or dispose of any of the Personal Property, except to sell inventory, replace equipment, and use supplies in the normal course of operating the Property.

2.

Casualty Damage. Seller will notify Buyer promptly after discovery of any casualty damage to the Property. Seller will have no obligation to repair or replace the Property if it is damaged by casualty before closing. Buyer may terminate this contract if the casualty damage that occurs before closing would materially affect Buyer’s intended use of the Property, by giving notice to Seller within five days after receipt of Seller’s notice of the casualty (or before closing if Seller’s notice of the casualty is received less than five days before closing).

3.

Condemnation. Seller will notify Buyer promptly after Seller receives notice that any part of the Property has been or is threatened to be condemned or otherwise taken by a governmental or quasi-governmental authority. Buyer may terminate this contract if the condemnation would materially affect Buyer’s intended use of the Property by giving notice to Seller within five days after receipt of Seller’s notice to Buyer (or before closing if Seller’s notice is received less than five days before closing). If Buyer does not terminate this contract, (a) Buyer and Seller will each have the right to appear and defend their respective interests in the Property in the condemnation proceedings, (b) any award in condemnation will be assigned to Buyer, and (c) if the taking occurs before closing, the description of the Property will be revised to delete the portion taken.

4.

Claims; Hearings. Seller will notify Buyer promptly of any claim or administrative hearing that is threatened, filed, or initiated before closing that affects the Property.

5.

Cooperation. Seller will cooperate with Buyer (a) before and after closing, to transfer the applications, permits, and licenses held by Seller and used in the operation of the Property and to obtain any consents necessary for Buyer to operate the Property after closing and (b) before closing, with any reasonable evaluation, inspection, audit, or study of the Property prepared by, for, or at the request of Buyer.

6.

No Recording. Buyer may not file this contract or any memorandum or notice of this contract in the real property records of any county. If, however, Buyer records this contract or a memorandum or notice, Seller may terminate this contract and record a notice of termination.

H.

Closing

1.

Closing. This transaction will close at Title Company’s offices at the Closing Date and Closing Time. At closing, the following will occur:

a.

Closing Documents. The parties will execute and deliver the Closing Documents.

b.

Payment of Purchase Price. Buyer will deliver the Purchase Price and other amounts that Buyer is obligated to pay under this contract to Title Company in funds acceptable to Title Company..

c.

Disbursement of Funds; Recording; Copies. Title Company will be instructed to disburse the Purchase Price and other funds in accordance with this contract, record the deed and the other Closing Documents directed to be recorded, and distribute documents and copies in accordance with the parties’ written instructions.

d.

Delivery of Originals. Seller will deliver to Buyer the originals of Seller’s Records.

e.

Possession. Seller will deliver possession of the Property to Buyer, subject to the Permitted Exceptions existing at closing and any lien and security interest in favor of Seller’s Lender.

2.

Transaction Costs

a.

Seller’s Costs. Seller will pay the basic charge for the Title Policy; one-half of the escrow fee charged by Title Company; the costs to prepare the deed; the costs to obtain, deliver, and record releases of all liens to be released at closing; the costs to record all documents to cure Title Objections agreed to be cured by Seller; Title Company’s inspection fee to delete from the Title Policy the customary exception for parties in possession; the costs to obtain the Survey, UCC Search, and certificates or reports of ad valorem taxes; the costs to deliver copies of any required  instruments described herein; and Seller’s expenses and attorney’s fees.

b.

Buyer’s Costs. Buyer will pay one-half of the escrow fee charged by Title Company; the costs to obtain, deliver, and record all documents other than those to be recorded at Seller’s expense; the additional premium for the “survey/area and boundary deletion” in the Title Policy, if the deletion is requested by Buyer; the costs of work required by Buyer to have the survey reflect matters other than those required under this contract; the costs to obtain financing of the Purchase Price, including the incremental premium costs of mortgagee’s title policies and endorsements and deletions required by Buyer’s lender; and Buyer’s expenses and attorney’s fees.

c.

Ad Valorem Taxes. Ad valorem taxes for the Property for the calendar year of closing will be prorated between Buyer and Seller as of the Closing Date. Seller’s portion of the prorated taxes will be paid to Buyer at closing as an adjustment to the Purchase Price. If the assessment for the calendar year of closing is not known at the Closing Date, the proration will be based on taxes for the previous tax year, and Buyer and Seller will adjust the prorations in cash within thirty days of when the actual assessment and taxes are known. Seller will promptly notify Buyer of all notices of proposed or final tax valuations and assessments that Seller receives after the Effective Date and after closing. All taxes due as of closing will be paid at closing. If the Property has been the subject of special valuation and reduced tax assessments pursuant to the provisions of chapter 23, subchapter D, of the Texas Tax Code with respect to any period before the closing and additional taxes are assessed pursuant to section 23.55 thereof, the following will apply:

At closing, the parties will determine the amount of deferred taxes payable if the sale of the Property as herein contemplated were deemed as of the Closing Date to constitute a change in the use of the Property that would result in the “roll-back” or recapture of deferred taxes for the current year and all preceding tax years for which the “roll-back” or recapture could be imposed (“Potential Roll-Back Amount”). Seller will deposit at closing an amount equal to the Potential Roll-Back Amount with Title Company, to be held in an interest-bearing escrow account in accordance with the terms and conditions hereinafter set forth (“Roll-Back Escrow Account”). If a subsequent change in the use of the Property results in a roll-back of deferred taxes, the portion of recaptured deferred taxes attributable to the period before the closing, if any, will be paid from the Roll-Back Escrow Account and the portion of deferred taxes attributable to the period from and after the closing, if any, will be paid by Buyer (or its successors or assigns). On the earlier of (a) the date on which there is no longer any statutory basis for recapturing any deferred taxes attributable to the period before the closing or (b) the date on which all taxes that may then potentially be recaptured for any period before the closing have been recaptured, the remaining balance in the Roll-Back Escrow Account, if any, will be distributed to Seller.

d.

Income and Expenses. Income and expenses pertaining to operation of the Property will be prorated as of the Closing Date on an accrual basis and paid at closing as a credit or debit adjustment to the Purchase Price. Invoices that are received after closing for operating expenses incurred on or before the Closing Date and not adjusted at closing will be prorated between the parties as of the Closing Date, and Seller will pay its share within ten days of notice of Buyer’s invoice.

e.

Postclosing Adjustments. If errors in the prorations made at closing are identified within ninety days after closing, Seller and Buyer will make postclosing adjustments to correct the errors within fifteen days of receipt of notice of the errors.

f.

Brokers’ Commissions. Buyer and Seller each indemnify and agree to defend and hold the other party harmless from any loss, attorney’s fees,

and court and other costs arising out of a claim by any person or entity claiming by, through, or under the indemnitor for a broker’s or finder’s fee or commission because of this transaction or this contract, whether the claimant is disclosed to the indemnitee or not. At closing, each party will provide the other party with a release of broker’s or appraiser’s liens from all brokers or appraisers for which each party was responsible.

3.

Issuance of Title Policy. Seller will cause Title Company to issue the Title Policy to Buyer as soon as practicable after closing.

I.

Default and Remedies

1.

Seller’s Default. If Seller fails to perform any of its obligations under this contract or if any of Seller’s representations is not true and correct as of the Effective Date or on the Closing Date (“Seller’s Default”), Buyer may elect either of the following as its sole and exclusive remedy:

a.

Termination; Liquidated Damages. Buyer may terminate this contract by giving notice to Seller on or before the Closing Date and Closing Time. Unless Seller’s Default relates to the untruth or incorrectness of Seller’s representations for reasons not reasonably within Seller’s control, if Seller’s Default occurs after Buyer has incurred costs to investigate the Property after the Effective Date and Buyer terminates this contract in accordance with the previous sentence, Seller will also pay to Buyer as liquidated damages the lesser of Buyer’s actual out-of-pocket expenses incurred to investigate the Property after the Effective Date or the amount of Buyer’s Liquidated Damages, within ten days of Seller’s receipt of an invoice from Buyer stating the amount of Buyer’s expenses.

b.

Specific Performance. Unless Seller’s Default relates to the untruth or incorrectness of Seller’s representations for reasons not reasonably within Seller’s control, Buyer may enforce specific performance of Seller’s obligations under this contract. If title to the Property is awarded to Buyer, the conveyance will be subject to the matters stated in the Title Commitment.

2.

Buyer’s Default. If Buyer fails to perform any of its obligations under this contract (“Buyer’s Default”), Seller may elect either of the following as its sole and exclusive remedy:

a.

Termination; Liquidated Damages. Seller may terminate this contract by giving notice to Buyer on or before the Closing Date and Closing Time. If Buyer’s Default occurs after Seller has incurred costs to perform its obligations under this contract and Seller terminates this contract in accordance with the previous sentence, Buyer will also reimburse Seller for the lesser of Seller’s actual out-of-pocket expenses incurred to perform its obligations under this contract or the amount of Seller’s Additional Liquidated Damages, within ten days of Buyer’s receipt of an invoice from Seller stating the amount of Seller’s expenses.

b.

Specific Performance. Seller may enforce specific performance of Buyer’s obligations under this contract. If title to the Property is awarded to Buyer, the conveyance will be subject to the matters stated in the Title Commitment.

3.

Liquidated Damages. The parties agree that just compensation for the harm that would be caused by a default by either party cannot be accurately estimated or would be very difficult to accurately estimate and the amounts provided above are reasonable forecasts of just compensation to the non-defaulting party for the harm that would be caused by a default.

4.

Attorney’s Fees. If either party retains an attorney to enforce this contract, the party prevailing in litigation is entitled to recover reasonable attorney’s fees and court and other costs.

J.

Miscellaneous Provisions

1.

Notices.   Any notice required by or permitted under this contract must be in writing. Any notice required by this contract will be deemed to be delivered (whether actually received or not) when deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to the intended recipient at the address shown in this contract. Notice may also be given by regular mail, personal delivery, courier delivery, facsimile transmission, or other commercially reasonable means and will be effective when actually received. Any address for notice may be changed by written notice delivered as provided herein. Copies of each notice must be given by one of these methods to the attorney of the party to whom notice is given.

2.

Entire Contract.   This contract, together with its exhibits, and any Closing Documents delivered at closing constitute the entire agreement of the parties concerning the sale of the Property by Seller to Buyer. There are no oral representations, warranties, agreements, or promises pertaining to the sale of the Property by Seller to Buyer not incorporated in writing in this contract.

3.

Amendment.   This contract may be amended only by an instrument in writing signed by the parties.

4.

Assignment.   Buyer may assign this contract and Buyer’s rights under it only to an entity in which Buyer possesses, directly or indirectly, the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities or otherwise, and any other assignment is void. This contract binds, benefits, and may be enforced by the parties and their respective heirs, successors, and permitted assigns.

5.

Survival.   The obligations of this contract that cannot be performed before termination of this contract or before closing will survive termination of this contract or closing, and the legal doctrine of merger will not apply to these matters. If there is any conflict between the Closing Documents and this contract, the Closing Documents will control.

6.

Choice of Law; Venue; Alternative Dispute Resolution.   This contract will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction. Venue is in the County for Performance, except as otherwise provided by applicable law. Time permitting, the parties will submit in good faith to an alternative dispute resolution process before filing a suit concerning this contract.

7.

Waiver of Default.   It is not a waiver of default if the non-defaulting party fails to declare immediately a default or delays taking any action with respect to the default.

8.

Severability.   The provisions of this contract are severable. If a court of competent jurisdiction finds that any provision of this contract is unenforceable, the remaining provisions will remain in effect without the unenforceable parts.

9.

Ambiguities Not to Be Construed against Party Who Drafted Contract.   The rule of construction that ambiguities in a document will be construed against the party who drafted it will not be applied in interpreting this contract.

10.

No Special Relationship.   The parties’ relationship is an ordinary commercial relationship, and they do not intend to create the relationship of principal and agent, partnership, joint venture, or any other special relationship.

11.

Counterparts.   If this contract is executed in multiple counterparts, all counterparts taken together will constitute this contract.

12.

Confidentiality.   The parties will keep confidential this contract, this transaction, and all information learned in the course of this transaction, except to the extent disclosure is required by law or court order or to enable third parties to advise or assist Buyer to investigate the Property or either party to close this transaction.

_________________________________________

Charles Trois, Trustee

Date:

_________________________________________

360 Global Wine Company

By: Jake Shapiro

Title: President and Authorized Signatory

Date:

Title Company acknowledges receipt of a copy of this Agreement executed by both Buyer and Seller.

First American Title

By:______________________________________

Name:

Title:

Date:

Exhibit A

Description of the Land and Real or Personal Property

STATE OF TEXAS, COUNTY OF BURNET: 136.58 acres of land out of the Arthur Luckey Survey No. 23, Abstract No. 530, and being a portion of that certain called 136.50 acres in a deed to Capital Marble and Granite Company, Inc. recorded in volume 284, page 503 of the Burnet County Deed Records, and described herein as Tract I of 10.19 acres, Tract II of 58.31 acres and Tract III of 68.08 of 68.08 acres. Survey bearing is the Texas Lambert Grid, Central Zone, NAD 83 and more fully described in Exhibit A (“Land”), together with improvements to the Land (“Improvements”), the leases associated with the Land and Improvements (“Leases”), and Real and Personal property, including ownership of all Granite deposited throughout the Property as described in Exhibit A (“Personal Property”). See Attached Survey.

All personal property associated with the Land and Improvements, including all right, title and interest to the Granite Materials and Granite Deposits found throughout the property. See attached Granite Survey and Valuation

Exhibit B

Representations; Environmental Matters

A.

Seller’s Representations to Buyer

Seller represents to Buyer that the following are true and correct as of the Effective Date and will be true and correct on the Closing Date.

1.

Authority. Seller is Trustee duly operating under the laws of the state of Texas with authority to convey the Property to Buyer. This contract is, and all documents required by this contract to be executed and delivered to Buyer at closing will be, duly authorized, executed, and delivered by Seller.

2.

Litigation. There is no litigation pending or threatened against Seller that might affect the Property or Seller’s ability to perform its obligations under this contract.

3.

Violation of Laws. Seller has not received notice of violation of any law, ordinance, regulation, or requirements affecting the Property or Seller’s use of the Property.

4.

Licenses, Permits, and Approvals. Seller has not received notice that any license, permit, or approval necessary to operate the Property in the manner in which it is currently operated will not be renewed on expiration or that any material condition will be imposed in order to obtain their renewal.

5.

Condemnation; Zoning; Land Use; Hazardous Materials. Seller has not received notice of any condemnation, zoning, or land-use proceedings affecting the Property or any inquiries or notices by any governmental authority or third party with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from the Property.

6.

No Other Obligation to Sell the Property or Restriction against Selling the Property. Except for granting a security interest in the Property, Seller has not obligated itself to sell the Property to any party other than Buyer. Seller’s performance of this contract will not cause a breach of any other agreement or obligation to which Seller is a party or to which it is bound.

7.

No Liens. On the Closing Date, the Property will be free and clear of all mechanic’s and materialman’s liens and other liens and encumbrances of any nature except the Permitted Exceptions, and no work or materials will have been furnished to the Property that might give rise to mechanic’s, materialman’s, or other liens against the Property other than work or materials to which Buyer has given its consent.

8.

No Other Representation. Except as stated above or in the notices, statements, and certificates set forth in Exhibit D, Seller makes no representation with respect to the Property.

9.

No Warranty. Seller has made no warranty in connection with this contract.

B.

“As Is, Where Is”

THIS CONTRACT IS AN ARMS-LENGTH AGREEMENT BETWEEN THE PARTIES. THE PURCHASE PRICE WAS BARGAINED ON THE BASIS OF AN “AS IS, WHERE IS” TRANSACTION AND REFLECTS THE AGREEMENT OF THE PARTIES THAT THERE ARE NO REPRESENTATIONS, DISCLOSURES, OR EXPRESS OR IMPLIED WARRANTIES, EXCEPT FOR THE WARRANTY OF TITLE STATED IN THE CLOSING DOCUMENTS AND SELLER’S REPRESENTATIONS TO BUYER SET FORTH IN SECTION A OF THIS EXHIBIT B.

THE PROPERTY WILL BE CONVEYED TO BUYER IN AN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. SELLER MAKES NO WARRANTY OF CONDITION, MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PERSONAL PROPERTY. ALL WARRANTIES, EXCEPT THE WARRANTY OF TITLE IN THE CLOSING DOCUMENTS, ARE DISCLAIMED.

The provisions of this section B regarding the Property will be included in the deed with appropriate modification of terms as the context requires.

C.

Additional Considerations

SELLER WILL CAUSE DELIVERY AND CONVEYANCE OF ALL MINERAL LEASES ON THE PROPERTY, SAID LEASES EXPIRING ON OR ABOUT 2026. IN ADDITION, SELLER WILL PERSONALLY GUARANTEE, THAT SHOULD BUYER DECIDE TO PURCHASE THE MINERAL RIGHTS FROM THE CURRENT THIRD PARTY OWNER, THE TOTAL PURCHASE PRICE FOR SUCH RIGHTS SHALL NOT EXCEED FIVE HUNDRED THOUSAND DOLLARS ($500,000). THIS PERSONAL SELLER GURANTEE WILL BE IN EFFECT FOR THIRTY SIX (36) MONTHS FROM THE CLOSING DATE REFERENCED HEREIN.

Exhibit C

Seller’s Records

To the extent that Seller has possession of the following items pertaining to the Property, Seller will deliver or make the items or copies of them available to Buyer by the Closing Date referenced herein:

Governmental

governmental licenses, certificates, permits, and approvals

tax statements for the current year and the last 2 years

notices of appraised value for the current year and the last 2 years records of any regulatory proceedings or violations (for example, condemnation,

environmental)

Land

soil reports

environmental reports

water rights

engineering reports

prior surveys

site plans

Facilities

as-built plans, specifications, and mechanical drawings for all improvements warranty agreements

management, employment, labor, service, equipment, supply, and maintenance agreements

insurance policies

ADA and other building inspection reports

engineering reports

environmental reports

operating and maintenance plans (for example, asbestos maintenance plans)

Financial

books and records for the Property, if any

utility bills for the most recent 6 months of operation

Leases

Leases (if any)

any leasing agent agreements

  unpaid or contingent brokerage commissions (including commission on renewals)

  estoppel letters and/or subordination agreements if any

Exhibit D

Notices, Statements, and Certificates

The following notices, statements, and certificates, if applicable, are attached for delivery to Buyer, and Buyer acknowledges receipt of the notices, statements, and certificates by executing this contract:

Notice concerning the bonded indebtedness of, or rates to be charged by, a utility or other special district, described in sections 49.452 and 54.016(h)(4)(A) of the Texas Water Code, with the form of notice to be used being dependent on whether the property is (1) located in whole or in part within the extraterritorial jurisdiction of one or more home-rule municipalities but is not located within the corporate boundaries of a municipality, (2) located in whole or in part within the corporate boundaries of a municipality, or (3) not located in whole or in part within the corporate boundaries of a municipality or the extraterritorial jurisdiction of one or more home-rule municipalities

Seller’s disclosure of the location of pipelines under the surface of unimproved property to be used for residential purposes, described in section 5.013 of the Texas Property Code

Notice of additional tax liability for vacant land that has been subject to a special tax appraisal method, described in section 5.010 of the Texas Property Code

Notice of deed restrictions, described in section 230.005 of the Texas Local Government Code

Notice concerning underground storage tanks, described in section 334.9 of title 30 of the Texas Administrative Code

Notice concerning insulation to be installed in a new home, described in section 460.16 of title 16 of the Code of Federal Regulations

Lead-paint warning statement, described in section 745.100 et seq. of title 40 of the Code of Federal Regulations

Notice concerning asbestos, described in sections 1910.1001 and 1926.1101 of title 29 of the Code of Federal Regulations

Notice containing the sale of property located outside the limits of a municipality that the property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality, described in section 5.011 of the Texas Property Code

Notice concerning the purchaser’s three-day right of rescission under a contract to purchase real property if (1) the seller or the seller’s agent solicits the sale at a place other than the seller’s place of business; (2) the purchaser submits the purchase contract to the seller or the seller’s agent at a place other than the seller’s place of business; and (3) the consideration payable under the purchase contract exceeds $100; unless either (1) the purchaser is represented by a licensed attorney; (2) the transaction is negotiated by a licensed real estate broker; or (3) the transaction is negotiated at a place other than the purchaser’s residence by the person who owns the property, as described in chapter 39 of the Texas Business and Commerce Code

Notice for unimproved property in a certificated service area of a utility service provider, described in section 13.257 of the Texas Water Code

Insurance notice to applicant, described in section 343.104 of the Texas Finance Code